                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                _______________

                                AMENDMENT NO. 3
                                       to
                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                             LOWE'S COMPANIES, INC.
                              -------------------
             (Exact name of registrant as specified in its charter)


             North Carolina                                      56-0578072
----------------------------------------                     ------------------
(State of incorporation or organization)                       (IRS Employer
                                                             Identification No.)


1605 Curtis Bridge Road
Wilkesboro, North Carolina  28697                                28656-000001
-----------------------------------------                        ------------
(Address of principal executive office)                           (Zip Code)



  If this form relates to the                 If this form relates to the
  registration of a class of securities       registration of a class of
  pursuant to Section 12(b) of the            securities pursuant to Section
  Exchange Act and is effective               12(g) of the Exchange Act and
  pursuant to General Instruction             is effective  pursuant to
  A.(c), please check the following           General Instruction A.(d),
  box. [ ]                                    please check the following box.[ ]

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Securities Act registration statement file number to which this form relates:         001-07898
                                                                                    --------------
                                                                                    (If applicable)
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Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                    Name of each exchange on which
       to be so registered                    each class is to be registered
       -------------------                --------------------------------------

Preferred Stock Purchase Rights               New York Stock Exchange
                                              Pacific Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                      -----
                                (Title of Class)
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Explanatory Note:
-----------------



      This Amendment No. 3 amends the Registrant's Amendment No. 2 to its registration statement on Form 8-A, filed with the Securities and Exchange Commission on February 14, 2000, in connection with the Registrant's Preferred Stock Purchase Rights.

      This Amendment No. 3 includes as Exhibit 1 pages 35 and B-3 from the Second Amended and Restated Rights Agreement dated as of December 2, 1999, between the Registrant and Equiserve Trust Company, N.A., which was filed as
Exhibit 2 to Amendment No. 2.
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Item 2.    Exhibits.
           --------

           1. Corrected pages 35 and B-3 from the Amended and Restated Rights Agreement, dated as of December 2, 1999, between the Company and Equiserve Trust Company, N.A., as Rights Agent, which includes the form of Rights Certificates.
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                                   SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        LOWE'S COMPANIES, INC.



Dated:  March 1, 2000               By:  /s/ Stephen A. Hellrung
                                        ---------------------------------------
                                                 Stephen A. Hellrung
                                                 Senior Vice President, General
                                                 Counsel and Secretary
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                                  EXHIBIT INDEX

                                                                 Sequentially
                                                                 Numbered
Exhibit No.      Description                                     Pages
--------------------------------------------------------------------------------

  1 Corrected pages 35 and B-3 from the Amended and Restated Rights Agreement, dated as of December 2, 1999, between the Company and Equiserve Trust Company, N.A. as Rights Agent, which includes the form of Rights Certificate.